UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Repurchase of 2022 Exchangeable Notes

On September 22, 2021, Match Group Inc. (“Match Group”) announced that it intends to repurchase 0.875% exchangeable senior notes due 2022 (“2022 Exchangeable Notes”) issued by Match Group FinanceCo, Inc., a wholly owned subsidiary of Match Group, pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes (the “Exchangeable Notes Repurchase”). In connection with the Exchangeable Notes Repurchase, an affiliate of Match Group expects to enter into agreements with certain financial institutions to terminate corresponding portions of the exchangeable note hedges acquired in connection with the issuance of the 2022 Exchangeable Notes; in addition, Match Group expects to enter into agreements to terminate a portion of the warrant transactions Match Group previously entered into with such financial institutions (collectively, the “Hedge and Warrant Unwind Transactions”). In connection with the Hedge and Warrant Unwind Transactions, the counterparties to certain of these transactions or their respective affiliates may sell shares of Match Group’s common stock in secondary market transactions, or may unwind derivative transactions that may in turn result in secondary market sales of the common stock, shortly after pricing of the Registered Direct Offering and the Notes Offering (each as defined below).

Match Group expects to fund the Exchangeable Notes Repurchase with the net proceeds from the Registered Direct Offering and the Hedge and Warrant Unwind Transactions, together with a portion of the net proceeds from the Notes Offering.

Registered Direct Offering

On September 22, 2021, Match Group announced that it intends to commence a proposed registered direct offering (the “Registered Direct Offering”) of shares of its common stock.

Match Group intends to use the net proceeds of the Registered Direct Offering, together with the net proceeds of the Hedge and Warrant Unwind Transactions and a portion of the net proceeds of the Notes Offering, to repurchase 2022 Exchangeable Notes pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes.

The press release announcing the commencement of the Registered Direct Offering is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Notes Offering

On September 22, 2021, Match Group announced that its indirect wholly owned subsidiary, Match Group Holdings II, LLC, (“Holdings II”), intends to commence a proposed private unregistered offering (the “Notes Offering”) of $500.0 million aggregate principal amount of senior notes due 2031.

Holdings II intends to distribute a portion of the net proceeds of the Notes Offering to Match Group for its use, together with the net proceeds of the Registered Direct Offering and the Hedge and Warrant Unwind Transactions, to repurchase 2022 Exchangeable Notes pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes. Holdings II intends to use any remaining net proceeds of the Notes Offering for general corporate purposes.

The press release announcing the commencement of the Notes Offering was issued in accordance with Rule 135c under the Securities Act of 1933, as amended, and is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 22, 2021 announcing the Registered Direct Offering
99.2	Press Release dated September 22, 2021 announcing the Notes Offering
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
	Name:	Jared F. Sine
	Title:	Chief Business Affairs Officer and Legal Officer Secretary

Date: September 22, 2021